EXHIBIT 21

HMS HOLDINGS CORP.

LIST OF SUBSIDIARIES

State Of
Subsidiary	Incorporation

Health Management Systems, Inc. ………………………………………………………………………………………	New York
401 Park Avenue South
New York, NY 10016

HMS Business Services Inc ………………………………………………………………………………………………	New York
401 Park Avenue South
New York, NY 10016

Reimbursement Services Group Inc. ………………………………………………………………………………………	New York
401 Park Avenue South
New York, NY 10016

Permedion Inc. ………………………………………………………………………………………………………………	New York
401 Park Avenue South
New York, NY 10016